Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY

MACERICH ANNOUNCES QUARTERLY RESULTS

SANTA MONICA, CA, October 31, 2018– The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended September 30, 2018, which included net income attributable to the Company of $74.0 million or $.52 per share-diluted for the quarter ended September 30, 2018 compared to net income attributable to the Company for the quarter ended September 30, 2017 of $17.5 million or $.12 per share-diluted. For the third quarter 2018, funds from operations (“FFO”) diluted was $149.6 million or $.99 per share-diluted compared to $145.0 million or $.96 per share-diluted for the quarter ended September 30, 2017. A description and reconciliation of EPS per share-diluted to FFO per share-diluted is included in the financial tables accompanying this press release.

Results and Highlights

•	Mall tenant annual sales per square foot for the portfolio increased by 7.3% to $707 for the year ended September 30, 2018 compared to $659 for the year ended September 30, 2017.

•	The re-leasing spreads for the year ended September 30, 2018 were up 10.8%.

•	Mall portfolio occupancy was 95.1% at September 30, 2018 compared to 94.3% at September 30, 2017.

•	Average rent per square foot increased to $59.09, up 3.9% from $56.88 at September 30, 2017.

•	Same center net operating income grew by 3.7% compared to the quarter ended September 30, 2017.

•	The Company announced a 50/50 joint venture to create the Los Angeles Premium Outlets, a state-of-the-art outlet center.

“It was a good quarter with significant occupancy gains, strong tenant sales increases and improving same center earnings growth” said the Company’s chief financial officer, Thomas O’Hern. “The leasing environment continues to improve with good leasing volume driven by increasing retailer demand for great real estate locations from both legacy retailers as well as entertainment uses, restaurants, digitally native brands and emerging brands.”

Redevelopment:

The $100 million redevelopment at Kings Plaza in Brooklyn, New York opened during the third quarter. A redevelopment of the former Sears box, the project was designed to significantly improve the merchandise mix and shopper experience, and transform the presence of Kings Plaza from Flatbush Avenue. Primark and Burlington opened in July, followed by JCPenney and Zara in August. Combined, these retailers are expected to do over $110 million in annual sales.

Scottsdale Fashion Square currently is undergoing a multi-dimensional redevelopment. Along with adding Arizona’s first Saint Laurent as well as new locations for Louis Vuitton, St. John, Gucci, and Bottega Veneta, the luxury upgrades also include the creation of an all-new entrance near Neiman Marcus. Apple opened a flagship store within the former Barney’s location along Scottsdale Road and Industrious, a leading co-working concept, will take the balance of that space. In addition, there will be new restaurants including Nobu and Ocean 44 and a high end fitness center in a 80,000 square foot expansion that will elevate and enhance the shopper experience at this already iconic shopping destination. The project will be completed in 2019. Project costs are expected to be in the range of $140 to $160 million (or $70 to $80 million at the Company’s pro rata share).

Redevelopment continues on Fashion District Philadelphia, a four-level retail hub spanning over 800,000 square feet across three city blocks in the heart of downtown Philadelphia. Estimated project costs are expected to be in the range of $400 - $420 million (or $200 to $210 million at the Company’s pro rata share). We have signed leases or are in active lease negotiations with tenants for over 85% of the leasable area. Noteworthy commitments include Century 21, Burlington, H&M, Polo Ralph Lauren, Forever 21, Columbia Sportswear, AMC Theaters, City Winery and Ulta. The grand opening is planned for September 2019.

In September, 2018, the company announced a 50/50 joint venture with Simon (NYSE:SPG), to create Los Angeles Premium Outlets, a state-of-the-art Premium Outlet center. Macerich and Simon will co-develop and jointly lease LA’s newest outlet, designed to open with 400,000 square feet, followed by an additional 166,000 square feet in its second phase. Site work to be performed by the Carson Reclamation Authority for the uniquely situated, elevated, shopping destination with parking below has begun, with an opening of the first phase of the Center planned for fall 2021

2018 Earnings Guidance:

The Company is narrowing the range of its previously issued earnings guidance to reflect its current expectation of results for the remainder of 2018. A reconciliation of estimated EPS to FFO per share-diluted follows:

2018 range
Diluted EPS	$.64 - $.69
Plus: real estate depreciation and amortization	3.08 - 3.08
Less: financing expense due to accounting rule change ASC606	.03 - .03

FFO per share-diluted	3.69 - 3.74
Plus: costs related to shareholder activism	.13 - .13

FFO per share-diluted excluding costs related to shareholder activism	$3.82 - $3.87

The change results primarily from the reduction in the same center net operating income growth assumption for the year to a range of 1.2% to 1.7%, which assumes a fourth quarter range of 3.0-3.5%. More details of the guidance assumptions are included in the Company’s Form 8-K supplemental financial information.

Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 52 million square feet of real estate consisting primarily of interests in 48 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the Pacific Rim, Arizona, Chicago, and the New York Metro area to Washington DC corridor. A recognized leader in sustainability, Macerich has earned Nareit’s prestigious “Leader in the Light” award every year from 2014-2017. For the third straight year in 2017 Macerich achieved the #1 GRESB ranking in the North American Retail Sector, among many other environmental accomplishments. Additional information about Macerich can be obtained from the Company’s website at www.macerich.com.

Investor Conference Call

The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company’s website at www.macerich.com (Investors Section). The call begins November 1, 2018 at 11:00 AM Pacific Time. To listen to the call, please go to the website at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investors Section) will be available for one year after the call.

The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investors Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2017, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)

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THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2018	2017	2018	2017
Revenues:
Minimum rents	$146,256	$144,991	$431,546	$443,439
Percentage rents	3,325	2,806	6,724	6,784
Tenant recoveries	68,045	72,897	202,899	214,257
Other income	13,520	11,701	40,218	40,484
Management Companies’ revenues	11,052	10,056	32,090	31,955

Total revenues	242,198	242,451	713,477	736,919

Expenses:
Shopping center and operating expenses	72,101	75,598	214,683	222,527
Management Companies’ operating expenses	21,526	22,046	80,815	76,779
REIT general and administrative expenses	5,439	5,287	18,414	21,208
Costs related to shareholder activism	—	—	19,369	—
Depreciation and amortization	81,803	83,147	240,608	249,463
Interest expense (a)	44,927	43,265	136,477	126,887

Total expenses	225,796	229,343	710,366	696,864

Equity in income of unconsolidated joint ventures	18,789	23,993	51,330	56,772
Co-venture expense (a)	—	(3,150)	—	(11,150)
Income tax (expense) benefit	(466)	(2,869)	1,799	178
Gain (loss) on sale or write down of assets, net	46,516	(11,854)	(514)	37,234

Net income	81,241	19,228	55,726	123,089
Less net income attributable to noncontrolling interests	7,213	1,730	7,455	9,710

Net income attributable to the Company	$74,028	$17,498	$48,271	$113,379

Weighted average number of shares outstanding—basic	141,196	141,299	141,120	142,188

Weighted average shares outstanding, assuming full conversion of OP Units (b)	151,574	151,624	151,476	152,668

Weighted average shares outstanding—Funds From Operations (“FFO”)—diluted (b)	151,574	151,635	151,481	152,703

Earnings per share (“EPS”)—basic	$0.52	$0.12	$0.34	$0.79

EPS—diluted	$0.52	$0.12	$0.34	$0.79

Dividend declared per share	$0.74	$0.71	$2.22	$2.13

FFO—basic (b) (c)	$149,578	$145,047	$398,779	$427,284

FFO—diluted (b) (c)	$149,578	$145,047	$398,779	$427,284

FFO—diluted, excluding costs related to shareholder activism (b) (c)	$149,578	$145,047	$418,148	$427,284

FFO per share—basic (b) (c)	$0.99	$0.96	$2.63	$2.80

FFO per share—diluted (b) (c)	$0.99	$0.96	$2.63	$2.80

FFO per share, excluding costs related to shareholder activism—diluted (b) (c)	$0.99	$0.96	$2.76	$2.80

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)

On January 1, 2018, in accordance with the adoption of ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), the Company changed its accounting for its investment in the Chandler Fashion Center and Freehold Raceway Mall (“Chandler Freehold”) joint venture from a co-venture arrangement to a financing arrangement. As a result, the Company has included in interest expense (i) a credit of $4,893 and $9,279 to adjust for the reduction of the fair value of the financing arrangement obligation during the three and nine months ended September 30, 2018, respectively, (ii) distributions of $2,111 and $6,577 to its partner representing the partner’s share of net income for the three and nine months ended September 30, 2018, respectively, and (iii) distributions of $1,754 and $4,803 to its partner in excess of the partner’s share of net income for the three and nine months ended September 30, 2018, respectively.

(b)

The Macerich Partnership, L.P. (the “Operating Partnership” or the “OP”) has operating partnership units (“OP units”). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(c)

The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. As a result of changes in accounting standards effective January 1, 2018 (ASC 606), the Company began treating its joint venture in Chandler Freehold as a financing arrangement for accounting purposes. In connection with this treatment, the Company recognizes financing expense on (i) the changes in fair value of the financing arrangement, (ii) any payments to such joint venture partner equal to their pro rata share of net income and (iii) any payments to such joint venture partner less than or in excess of their pro rata share of net income. The Company excludes from its definition of FFO the noted expenses related to the changes in fair value and for the payments to such joint venture partner less than or in excess of their pro rata share of net income. Although the Nareit definition of FFO predates this guidance for accounting for financing arrangements, the Company believes that excluding the noted expenses resulting from the financing arrangement is consistent with the key objective of FFO as a performance measure and it allows the Company’s current FFO to be comparable with the Company’s FFO from prior quarters. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. The Company also presents FFO excluding costs related to shareholder activism.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that such a presentation also provides investors with a more meaningful measure of its operating results in comparison to the operating results of other real estate investment trusts (“REITs”). In addition, the Company believes that FFO excluding non-routine costs related to shareholder activism provides useful supplemental information regarding the Company’s performance as it shows a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s results. The Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities.

The Company further believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO as presented, may not be comparable to similarly titled measures reported by other REITs.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of net income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted, excluding costs related to shareholder activism (c):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2018	2017	2018	2017
Net income attributable to the Company	$74,028	$17,498	$48,271	$113,379
Adjustments to reconcile net income attributable to the Company to FFO attributable to common stockholders and unit holders—basic and diluted:
Noncontrolling interests in the OP	5,432	1,256	3,544	8,351
(Gain) loss on sale or write down of consolidated assets, net	(46,516)	11,854	514	(37,234)
Add: gain on undepreciated asset sales from consolidated assets	2,060	727	3,415	727
Loss on write-down of consolidated non-real estate assets	—	—	—	(10,138)
Noncontrolling interests share of gain on sale or write-down of consolidated joint ventures	—	—	580	—
Gain on sale or write down of assets from unconsolidated joint ventures (pro rata), net	(2,968)	(6,712)	(3,014)	(8,981)
Add: gain on sales or write down of undepreciated assets from unconsolidated joint ventures (pro rata), net	2,151	—	373	660
Depreciation and amortization on consolidated assets	81,803	83,147	240,608	249,463
Less depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(3,670)	(3,717)	(10,946)	(11,325)
Depreciation and amortization on unconsolidated joint ventures (pro rata)	43,850	44,493	130,030	132,708
Less: depreciation on personal property	(3,453)	(3,499)	(10,120)	(10,326)
Financing expense in connection with the adoption of ASC 606 (Chandler Freehold)	(3,139)	—	(4,476)	—

FFO attributable to common stockholders and unit holders—basic and diluted	149,578	145,047	398,779	427,284
Costs related to shareholder activism	—	—	19,369	—

FFO attributable to common stockholders and unit holders, excluding costs related to shareholder activism	$149,578	$145,047	$418,148	$427,284

Reconciliation of EPS to FFO per share—diluted, excluding costs related to shareholder activism (c):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2018	2017	2018	2017
EPS—diluted	$0.52	$0.12	$0.34	$0.79
Per share impact of depreciation and amortization of real estate	0.79	0.80	2.31	2.37
Per share impact of (gain) loss on sale or write down of assets, net	(0.30)	0.04	0.01	(0.36)
Per share impact of financing expense in connection with the adoption of ASC 606 (Chandler Freehold)	(0.02)	—	(0.03)	—

FFO per share—diluted	$0.99	$0.96	$2.63	$2.80
Per share impact of costs related to shareholder activism	—	—	0.13	—

FFO per share—diluted, excluding costs related to shareholder activism	$0.99	$0.96	$2.76	$2.80

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income attributable to the Company to Adjusted EBITDA:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2018	2017	2018	2017
Net income attributable to the Company	$74,028	$17,498	$48,271	$113,379
Interest expense—consolidated assets	44,927	43,265	136,477	126,887
Interest expense—unconsolidated joint ventures (pro rata)	27,897	25,477	81,557	76,235
Depreciation and amortization—consolidated assets	81,803	83,147	240,608	249,463
Depreciation and amortization—unconsolidated joint ventures (pro rata)	43,850	44,493	130,030	132,708
Noncontrolling interests in the OP	5,432	1,256	3,544	8,351
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests in consolidated joint ventures	(8,915)	(6,006)	(26,928)	(18,215)
(Gain) loss on sale or write down of assets, net—consolidated assets	(46,516)	11,854	514	(37,234)
Gain on sale or write down of assets, net—unconsolidated joint ventures (pro rata)	(2,968)	(6,712)	(3,014)	(8,981)
Add: Noncontrolling interests share of gain on sale or write down of consolidated joint ventures, net	—	—	580	—
Income tax expense (benefit)	466	2,869	(1,799)	(178)
Distributions on preferred units	99	95	298	289

Adjusted EBITDA (d)	$220,103	$217,236	$610,138	$642,704

Reconciliation of Adjusted EBITDA to Net Operating Income (“NOI”) and to NOI—Same Centers:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	Unaudited		Unaudited
	2018	2017	2018	2017
Adjusted EBITDA (d)	$220,103	$217,236	$610,138	$642,704
REIT general and administrative expenses	5,439	5,287	18,414	21,208
Costs related to shareholder activism	—	—	19,369	—
Management Companies’ revenues	(11,052)	(10,056)	(32,090)	(31,955)
Management Companies’ operating expenses	21,526	22,046	80,815	76,779
Straight-line and above/below market adjustments	(8,391)	(8,811)	(25,231)	(24,986)

NOI—All Centers	227,625	225,702	671,415	683,750
NOI of non-Same Centers	(8,084)	(13,995)	(21,553)	(38,298)

NOI—Same Centers (e)	219,541	211,707	649,862	645,452
Lease termination income of Same Centers	(4,608)	(3,149)	(9,881)	(14,866)

NOI—Same Centers, excluding lease termination income (e)	$214,933	$208,558	$639,981	$630,586

(d)

Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the OP, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. The Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(e)

The Company presents Same Center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the management companies’ revenues and operating expenses, the Company’s general and administrative expenses and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from non-Same Centers.